Exhibit 10.23.1

WELLS FARGO RETAIL FINANCE II, LLC

One Boston Place, 19th Floor

Boston, Massachusetts 02108

December 6, 2005

Alloy, Inc.

151 West 26th Street

11th Floor

New York, NY 10001

Dear Ladies and Gentlemen:

Reference is made to the Make Whole Agreement, dated October 14, 2004 (the “Make Whole Agreement”), entered into by Alloy, Inc. (“Alloy”) in favor of Wells Fargo Retail Finance II, LLC (the “Lender”) in connection with the transactions contemplated by that certain Amended and Restated Loan and Security Agreement, dated as of October 14, 2004, by and among dELiA*s Assets Corp. (formerly known as dELiA*s Corp.), the other borrowers signatory thereto and the Lender.

Upon consummation of each of the following, and contemporaneously with and effective upon the date of consummation of the later to occur of the following (the “Effective Date”):

(A) the consummation of the “Spinoff” (as defined in the Registration Statement referred to herein) of dELiA*s Inc. (“dELiA*s”) by Alloy as contemplated by the Registration Statement of dELiA*s on Form S-1 filed with the Securities and Exchange Commission on September 7, 2005, as amended or supplemented, and

(B) the earlier to occur of the following:

(1) the maintenance of the “Designated Account” (as described in a certain letter dated December 6, 2005 from Olshan, Grundman, Frome, Rosenzweig & Wolofsky LLP, counsel to MLF Investments, LLC (“MLF”), to Alloy), as the segregated account described in Section 5(f) of that certain Standby Purchase Agreement (the “Backstop Agreement”) dated as of September 7, 2005 entered into by and among Alloy, dELiA*s, Inc., and MLF and maintenance, as of the consummation of the Spinoff, of the Readily Marketable Securities in that Designated Account in accordance with the December 6, 2005 letter (as required in Paragraph 5(f) of the Backstop Agreement), or

(2) the Closing on the subscription for MLF’s pro rata share of the Rights (as defined in the Backstop Agreement) and, if necessary, the Backstop Amount and the payment by MLF of the Exercise Price for its pro rata share of the Rights and, if necessary, the Backstop Amount, (as each of the terms “Backstop Amount” and “Exercise Price” is defined in Section 2 of the Backstop Agreement), the Lender hereby irrevocably and unconditionally, as of the Effective Date, (i) forever releases and fully discharges Alloy from all obligations, duties, and liabilities of whatever nature, whether accrued or contingent, under or arising out of the Make Whole Agreement and (ii) agrees that the Make Whole Agreement is and shall be terminated and of no further legal force and effect.

Very truly yours,

Wells Fargo Retail Finance II, LLC

By:	/s/ Francis D. O’Connor
Name: Francis D. O’Connor
Title: Senior Vice President

Acknowledged by:

Alloy, Inc.

By:	/s/ James K. Johnson, Jr.
Name: James K. Johnson, Jr.
Title: Chief Financial Officer